PRESS RELEASE
FOR IMMEDIATE RELEASE

Longueuil, August 24, 2004

UPDATE ON THE WESTWOOD PROJECT'S DRILLING PROGRAM

THE DEEP DRILLING PROGRAM CONTINUES TO GENERATE POSITIVE RESULTS ON THE
NORTH CORRIDOR AND THE WESTWOOD HORIZON

The most significant results include:

Westwood Horizon

  2.7 g Au/t and 0.21% Cu over 9.2 metres
  3.2 g Au/t and 0.27% Cu over 2.1 metres
  2.0 g Au/t over 4.0 metres

North Corridor

  10.6 g Au/t over 3.0 metres in a wider interval of low grade
  4.2 g Au/t and 0.20 % Cu over 1.8 metre

The deep drilling program at the Westwood project, located 2 kilometres east of the Doyon mine, continues to generate positive results. The second deep surface hole (1159 & 1159A) was completed in mid-July to a linear depth of 2,636 metres, or 2,150 metres of vertical depth. This drill hole intercepted the Westwood horizon and the North Corridor which had both been previously intercepted by the other drill holes completed to date. The geological context is similar to that described in previous press releases.

The Westwood horizon was intersected between a depth of 2,308 metres and 2,429 metres (a vertical depth of approximately 2,050 metres), or more than 250 metres deeper than the deepest intersection obtained from wedge 1158EF previously completed and reported in an early press release. This horizon is comprised of numerous mineralized sections, irregularly sericitized, chloritized or biotized, with the presence of garnet. Mineralization is in the form of disseminated to semi-massive sulfides composed of pyrite, pyrrhotite with lesser quantities of chalcopyrite and local sphalerite.

The North Corridor was intersected between a depth of 2,429 metres and 2,529 metres (a vertical depth of approximately 2,100 metres), nearly 500 metres below the deepest intersection obtained by wedge 1158EF. This corridor is characterized by intermediate and mafic volcanics, locally sericitized and mineralized with disseminated sulfides, and intersected by quartz veinlets.

The detailed results from this drilling program are attached to this press release. A detailed longitudinal section for the Westwood project is also attached.

To date, the program carried out from the surface holes has identified a major system of alteration and mineralization associated with the two intersected mineralized corridors and extending over more than 800 metres along the plunge axis and over 350 metres laterally. This mineralized system is similar to those associated with the massive or semi-massive sulphide deposits of the Bousquet and LaRonde mines. It remains open for exploration. In addition, a final wedge (wedge # 5) is underway from main hole 1158 and should permit the association of the mineralized corridors with the older hole 1017- 90 in which two mineralized zones were previously intersected. The exploration program will continue with underground drilling from the exploration drift driven from level 14 of the Doyon mine.

Quality Control

Follow up on the drilling program was carried out by Cambior employees, under the supervision Ms. Marie-France Bugnon, Geologist, M.Sc. Manager, Exploration-Canada. Ms. Bugnon is a qualified person (as defined by National Instrument 43-101) employed by Cambior for more than 8 years and with more than 25 years of experience in exploration. The assay samples came from core halves varying in length from 0.5 to 1.5 metre. They were sent for assaying at Techni-Lab S.G.B. Abitibi Inc. laboratory of Ste-Germaine Boulé, Québec. The samples were assayed by fire-assay followed by atomic absorption or gravimetry, according to industry standards. Repeats on the coarse rejects were carried out on all mineralized intersections of interest and on the majority of the samples containing 1 g Au/t or more. These repeats were duplicated by the laboratory and verified by a second independent laboratory, ALS-Chemex of Val d'Or, and corroborated the results.

The map mentioned in the text is attached to this press release. If you did not receive it, you can download the map with this press release from the Cambior website, www.cambior.com, or you can contact us at the number indicated at the end of this release.

Cambior Inc. is an international gold producer with operations, development projects and exploration activities throughout the Americas. Cambior's shares trade on the Toronto (TSX) and American (AMEX) stock exchanges under the symbol "CBJ". Cambior's warrant trades on the TSX.

Caution Concerning Forward-Looking Statements

This press release contains certain "forward-looking statements", including, but not limited to, statements concerning the current drilling program, the continuing development plan and the type of mineralization present. Forward-looking statements involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements include, among other things, but without limitation, those set forth in Cambior's 2003 Annual Information Form filed with the Securities Commissions of all provinces in Canada, and with the United Stated Securities and Exchange Commission, as well as the Toronto Stock Exchange and the American Stock Exchange.

For additional information, please contact:

CAMBIOR INC.
Robert LaVallière
Manager - Investor Relations
Tel: (450) 677-2699
Fax: (450) 677- 3382
E-mail: info@cambior.com
Internet: www.cambior.com
PR-2004-17

Significant Assay Results Au-Ag-Cu-Zn
(Drill hole1159A-04)

Interval	Length	Au	Ag	Cu	Zn
(m)	(m)	(g/t)	(g/t)	(%)	(%)	Geological Description

Beginning of Westwood Horizon (South Side)
2,332.5 - 2,335.5	3	1.2	0.5	0.14%		Sericitized dacitic tuff, garnet, 5-10% Py(Cp) with
	(2.6 t.t.)					veinlets of locally massive Py-Cp±Qz
2,355.75 - 2,366.5	10.75	2.7	3.0	0.21%		Sericitized dacitic lapilli tuff, 10-20% Py(Cp) with
	(9.2 t.t.)					veinlets of locally massive Py-Cp(Po)±Qz
including
2,356.75 - 2,357.6	0.85	9.6	7.7	0.79%		Qz-biotite vein mineralized over 60cm with 10-20%
						Py-Cp
2,374.0 - 2,376.5	2.5	3.2	5.0	0.27%		Mineralized and altered schist zone (green micas)
	(2.1 t.t.)					With bands of semi-massive Py and Cp
including
2,374.0 - 2,375.0	1.0	5.8	6.5	0.38%		Idem
2,403.5 - 2,405.0	1.5	0.5	9.0	0.21%	0.11%	Qz-biotite veinlets with 5-10% Cp-Po(Sp)
2,411.3 - 2,416.0	4.7	2.0	3.8			Sericitized horizon with 5-20% Py, some cm thick
	(4.0 t.t.)					bands of locally massive Py
including
2,412.5 - 2,413.5	1.0	4.5	7.6			3 cm band of massive Py(Cp)
2,418.0 - 2,419.0	1.0	1.8	7.7	0.17%		Band of semi-massive Py(Cp)

End of Westwood Horizon- Beginning of North Corridor
2,441.0 - 2,451.0	10.0	5.8*	2.5			Strongly biotized magnetic section with veinlet/band
	(7.5 t.t.)					concentrations of dispersed Py
including
2,447.0 - 2,451.0	4.0	10.6*	2.5			5-10% mm to cm thick veinlets of massive Py
	(3.0 t.t.)
2,485.4 - 2,487.0	1.6	1.5	1.4			Sericitized band, garnets, 5-20% Py
2,527.2 - 2,529.0	1.8	4.2	9.7	0.20%		Qz vein enriched section, vein wall mineralized with
						3-5% Py(Cp-Po) disseminated and in deformed
including						veinlets
2,528.0 - 2,529.0	1.0	6.2	11.0	0.18%
						Idem
2,591.4 - 2,592.25	0.85	5.3	7.6			Sericitized band, 3-5% Py fine and in clusters

* Cutoff grade of 34 g Au/t (one sample had 112.9 g Au/t over 1.0 m)

Note : This table lists only the results greater than 1 g Au/t.
           The lengths are generally the length of the core except where indicated as true thickness (t.t).

W
Doyon Mine
Westwood Zones
E
5000 m
Main Pit
Zone 2
Zone 1
Warrenmac Lens
Level 8
4500 m
Diabase Dyke
"J" Zones Sector
End of July 04
Level 14
Planned Exploration Drift
4000 m
1017-90
4.1g Au/t / 5.0 m
5.7g Au/t / 5.5 m
1015-90
2.4 g Au/t / 4.5m
Bousquet Fault
Doyon Property Limit
Ellison Property
1158H-04 (in progress)
Exploration Potential
6.0 g Au/t / 4.0 m
5.5 g Au/t / 5.2 m
12.4 g Au/t / 3.3 m
2.1 g Au/t / 10.0 m
1158-02
11.8 g Au/t / 3.5 m
1158A-03
34.3 g Au/t / 5.0 m
9.4 g Au/t / 2.4 m
3500 m
Planned Drilling Program 2004
North Corridor (Zones 1 & 2)
Westwood Horizon
2004 target
2.0 g Au/t / 6.3 m
4.7 g Au/t / 4.2 m
1158G-04
1158B-03
8.1 g Au/t / 6.5 m
1.5 g Au/t / 23.5 m
1158EF-04
10.9 g Au/t / 1.0 m
4.0 g Au/t / 2.8 m
3.9 g Au/t / 4.1 m
12.1 g Au/t / 2.9 m
36.1 g Au/t / 0.6 m
1158C-03
1.7 g Au/t / 22.0 m
5.3 g Au/t / 1.5 m
2.4 g Au/t / 6.9 m
9.4 g Au/t / 1.5 m
44.9 g Au/t / 0.7 m
5.2 g Au/t / 7.5 m
3000E
3500E
4000E
3000 m
2.7 g Au/t / 9.2 m
3.2 g Au/t / 2.1 m
2.0 g Au/t / 4.0 m
10.6 g Au/t / 3.0 m
4.2 g Au/t / 1.8 m
Doyon Mine - Westwood Project
Detailed Longitudinal Section
0
250m
1159A-04
5500E
6000E